4/26/2022 14/26/2022 1 TRUTH | INTEGRITY | TRANSPARENCY First Quarter Earnings

2 Safe Harbor and Non-GAAP Measures Forward-looking statements This presentation includes “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on various facts and derived utilizing assumptions, current expectations, estimates and projections and are subject to known and unknown risks, uncertainties and other factors, which change over time and are beyond our control, that may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements include, without limitation, statements relating to Veritex Holdings, Inc.’s (“Veritex”) proposed acquisition of interLINK, including the expected timing of the completion of the acquisition, the ability to complete the acquisition, the ability to obtain any required regulatory or other approvals, authorizations or consents in connection with the acquisition, disruption from the acquisition making it more difficult to maintain relationships with employees, customers or other parties with whom Veritex or interLINK have business relationships, diversion of management time on acquisition-related issues, the reaction to the acquisition of the companies’ customers, employees and counterparties, any statements regarding the plans and objectives of management for future operations, products or services arising from the acquisition, including integration plans, and the treatment of certain deposits via interLINK as not being brokered deposits for any supervisory purpose; the impact of certain changes in Veritex’s accounting policies, standards and interpretations; the effects of the COVID-19 pandemic and actions taken in response thereto; and Veritex’s future financial performance, business and growth strategy, projected plans and objectives, as well as other projections based on macroeconomic and industry trends, which are inherently unreliable due to the multiple factors that impact broader economic and industry trends, and any such variations may be material. Statements preceded by, followed by or that otherwise include the words “believes,” “expects,” “anticipates,” “intends,” “projects,” “estimates,” “seeks,” “targets,” “outlooks,” “plans” and similar expressions or future or conditional verbs such as “will,” “should,” “would,” “may” and “could” are generally forward-looking in nature and not historical facts, although not all forward-looking statements include the foregoing words. We refer you to the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of Veritex’s Annual Report on Form 10-K for the year ended December 31, 2022 and any updates to those risk factors set forth in Veritex’s Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the Securities and Exchange Commission (“SEC”), which are available on the SEC’s website at www.sec.gov. If one or more events related to these or other risks or uncertainties materialize, or if Veritex’s underlying assumptions prove to be incorrect, actual results may differ materially from what Veritex anticipates. Accordingly, you should not place undue reliance on any such forward-looking statements. Any forward-looking statement speaks only as of the date on which it is made. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by law. All forward-looking statements, expressed or implied, included in this presentation are expressly qualified in their entirety by this cautionary statement. This cautionary statement should also be considered in connection with any subsequent written or oral forward-looking statements that Veritex or persons acting on Veritex’s behalf may issue. This presentation also includes industry and trade association data, forecasts and information that Veritex has prepared based, in part, upon data, forecasts and information obtained from independent trade associations, industry publications and surveys, government agencies and other information publicly available to Veritex, which information may be specific to particular markets or geographic locations. Some data is also based on Veritex's good faith estimates, which are derived from Veritex management's knowledge of the industry, markets and independent sources. Industry publications, surveys and forecasts generally state that the information contained therein has been obtained from sources believed to be reliable. Although Veritex believes these sources are reliable, Veritex has not independently verified the information contained therein. While Veritex is not aware of any misstatements regarding the industry data, forecasts and information included in this presentation, such data forecasts, and information and Veritex's estimates based thereon involve risks, assumptions and uncertainties and are subject to change based on various factors. Veritex does not undertake any obligation, and specifically declines any obligation, to supplement, update or revise such data forecasts, and information and Veritex's estimates based thereon, whether as a result of new information, future developments or otherwise, except as required by law. Non-GAAP Financial Measures This presentation contains certain non-GAAP (generally accepted accounting principles) financial measures, including tangible book value per common share (“TBVPS”), tangible common equity to tangible assets, return on average tangible common equity (“ROATCE”), operating earnings, pre-tax, pre-provision (“PTPP”) operating earnings, diluted operating earnings per shares (“EPS”), operating return on average assets (“ROAA”), PTPP operating ROAA, Operating ROATCE, operating efficiency ratio, operating noninterest income, operating noninterest expense and adjusted net interest margin (“NIM”). Veritex’s management uses these non-GAAP financial measures to evaluate its operating performance and provide information that is important to investors. The non-GAAP financial measures that Veritex discusses in this presentation should not be considered in isolation or as a substitute for the most directly comparable or other financial measures calculated in accordance with GAAP. Please see “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for reconciliations of non-GAAP measures to the most directly comparable financial measures calculated in accordance with GAAP.

Financial Performance

Financial Highlights ($M)	Q1 2021	Q4 2021	Q1 2022
Net Interest Income	$65.6	$76.7	$73.0
Non-Interest Revenue	14.2	16.2	15.1
Total Revenue	79.8	92.9	88.1
Non-Interest Expense	39.6	45.1	46.5
PTPP	40.2	47.8	41.6
Benefit for Credit Losses	-0.5	-4.4	-
Income Tax Expense	9.0	10.7	8.1
Net Income	31.7	41.5	33.5

Key Performance Metrics			
Diluted EPS / Operating ($)	0.64 / 0.64	0.82 / 0.84	0.65 / 0.66
BVPS / TBVPS ($)	24.96 / 16.34	26.64 / 17.49	26.86 / 18.51
ROAA / Operating (%)	1.44 / 1.46	1.68 / 1.72	1.36 / 1.38
Efficiency Ratio / Operating (%)	49.62 / 49.62	48.53 / 47.64	52.84 / 52.05
ROATCE / Operating ROATCE (%)	17.17 / 17.39	20.06 / 20.48	15.84 / 16.08

Strong Loan and Deposit Growth

- Total loans held for investment ("LHI"), excluding mortgage warehouse ("MW") and Paycheck Protection Program ("PPP") loans, increased $359.4 million, or 21.2% annualized
- Total deposits grew $526.0 million, or 28.6% annualized

Improving Credit Quality

- Non-performing assets ("NPAs") to total assets decreased to 0.46%, or 5 bps from 4Q21
- Criticized assets decreased 21% year-over-year and represent 4.6% of total LHI

Capital Actions and Announcements

- Completed common stock offering (net proceeds of ~$153.8 million) improving regulatory capital levels
- Announced proposed transaction with interLINK, a technology-enabled deposit gathering and processing platform, expected to close in 3Q22
- Declared a $0.20 quarterly dividend

Human Capital

- Continued investment in talent
- 10 production hires and 9 other key new hires
- Capitalized on disruption from local M&A to attract top talent

3

4 Key Financial Metrics 48.53% 49.62% 51.63% 48.51% 47.64% 52.05% 1Q21 2Q21 3Q21 4Q21 1Q22 Reported Operating 1.27% 1.56% 1.68% 1.36% 1.72% 1.82% 1.66% 1.85% 1.97% 1.71% 1Q21 2Q21 3Q21 4Q21 1Q22 Reported Operating ROAA PTPP Operating 1.46% 1.44% 1.29% 1.48% 1.35% $16.34 $17.16 $17.53 $17.49 $18.51 1Q21 2Q21 3Q21 4Q21 1Q22 17.17% 15.18% 17.72% 20.06% 15.84% 1Q21 2Q21 3Q21 4Q21 1Q22 ROATCE Operating ROATCE ($ in millions) $85.0 $79.9 $74.0 $50.1 $48.0 0.92% 0.85% 0.77% 0.51% 0.46% -0.1% 0.1% 0.3% 0.5% 0.7% 0.9% 1.1% 1Q21 2Q21 3Q21 4Q21 1Q22 NPAs NPAs/Total Assets 1 11 1 1 17.39% 1 49.62% 52.84% 16.92% 15.42% 20.48% 52.42% 16.08% 47.55% Diluted EPS ($) $0.64 $0.59 $0.73 $0.82 $0.65 $0.64 $0.60 $0.70 $0.84 $0.66 1Q21 2Q21 3Q21 4Q21 1Q22 Diluted EPS Diluted Operating EPS ROATCE TBVPS ROAA Efficiency Ratio NPAs / Total Assets (44%) 1 Please refer to the “Reconciliation of Non-GAAP Financial Measures” at the end of this presentation for a description and reconciliation of these non-GAAP financial measures

5 In March 2022, purchased a pool of ~$49.0 million fixed rate mortgages. Additional purchases of mortgage pools anticipated throughout 2022. Loan Growth $1.2 Billion $1.94 Billion 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans, exc. MW and PPP +8.1% (8.7%) +4.4% +4.0% +7.9% +20.7% (annualized, excludes MW and PPP) $7.1 B Total Loans +9.1%COVID-19 Declared a Pandemic +21.9% $0.0 $0.2 $0.4 $0.6 $0.8 $1.0 $1.2 $1.4 $1.6 $1.8 $2.0 Jan Feb Mar Apr May Jun July Aug Sept Oct Nov Dec 2022 Unfunded 2021 Unfunded +21.2% Quarterly Loan Growth 2022 Timing of Growth CRE ADC Construction LOC Current Unfunded (Non-Revolving) 2021 avg. $1.57 B 2022 avg. $1.88 B Production vs. Payoffs $1.1 $1.6 $1.4 $1.3 $1.3 $0.3 $0.3 $0.5 $0.6 $0.4 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans Loan Payoffs ($ in billions) $(100.0) $- $100.0 $200.0 $300.0 $400.0 1/31/22 2/28/22 3/31/2022 ($ in billions)

6 Loan Production $570.0 $374.5 $169.8 $120.0 $84.8 $2.7 Construction C&I CRE MW 1-4 Resi Other ($ in millions) $436,866 $574,889 $655,616 $1,152,644 $1,074,954 $1,607,622 $1,396,676 $1,294,856 $1,321,780 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 Total Loans, exc. PPP Quarterly Commitment ProductionQuarterly Production by Portfolio 13 Month Yield Trend (Total Loans) 3.70% 3.75% 3.80% 3.85%

7 Net Interest Income $67.1 $71.3 $76.7 $73.0 3.22% 3.26% 3.37% 3.22% 3.12% 3.03% 3.16% 3.31% 3.15% 1Q21 2Q21 3Q21 4Q21 1Q22 Net Interest Income ("NII") NIM Adjusted NIM (Excludes All Purchase Accounting) $66.8 $8,659 $8,684 $9,045 1Q21 2Q21 3Q21 4Q21 1Q22 Average Earning Assets $8,257 ($ in millions) ($ in millions) 4Q21 Net Interest Income $76,741 Debt security prepayment income < 2,070 > Day count < 1,599 > Collection of non-accrual interest < 1,000 > Change in earning asset mix and other < 303 > Impact of rate changes < 91 > Payoff of subordinated debt 359 Impact of growth 1,004 1Q22 Net Interest Income $73,041 12+% Net Interest Income Rollforward ($ in thousand) Average Earnings Assets $9,212 Quarter ending earning assets $9,644 Static Shock Impact on NII -3.9% +6.6% +13.1% +20.3% +27.5% -7.8% +7.4% +15.4% +23.5% +31.6% -9.0% -4.0% 1.0% 6.0% 11.0% 16.0% 21.0% 26.0% 31.0% -100 Shock +100 Shock +200 Shock +300 Shock +400 Shock 4Q21 1Q22

8 $88 $109 $318 $3.0 $1.3 $6.8 $4.0 $8.0 2018 2019 2020 2021 1Q22 Actuals 1Q22 and Estimated Full Year 2022 Underwriting Term Sheet Issued Prospects ($ in millions) NAC and Thrive North Avenue Capital, LLC Thrive Mortgage, LLC Full Loan Pipeline $515M Net Income ($ in millions) $11.1 Gain on Sale % Total Volume $715.5 $786.2 $797.9 … $544.8 1Q21 2Q21 3Q21 4Q21 1Q22 $667.0 4.89% 3.62% 3.80% 3.60% 3.45% 1Q21 2Q21 3Q21 4Q21 1Q22 ($ in millions) (Acquired on November 1, 2021) (Investment completed on July 19, 2021) $12.0

Operating Noninterest Income

1Q22 / 4Q21 Comparison

($ in thousands)



Govt. guar. loan inc., net: +$1,468
43%
Loan fees: +$97
4%
Gain on loans HFS +14
5%
Deposit service charges: ($72)
-2%
Equity method invst. inc.: ($872)
-70%
Other: ($1,689)
-45%
Total:
-7%

- Government guaranteed loan income, net increased $1.5 million, or 43%, primarily as a result of a $2.3 million increase in gains on USDA loans sales from NAC partially offset by a decrease in SBA loan sales
- Equity method investment income decreased 70% driven by lower 1Q '22 income on our investment in Thrive primarily due to seasonality and rising mortgage rates
- Other income decreased 45% primarily related to BOLI income recognized in 4Q21 with no corresponding income recognized in 1Q22

1Q22 Noninterest Income Composition



Service Charges & Fees on Deposit Accounts
31%
Loan Fees
19%
Other
13%
$15.1 MILLION
24%
8%
2%
3%
Government Guaranteed Loan Income, Net (USDA)
Government Guaranteed Loan Income, Net (SBA)

9

Operating Noninterest Expense

1Q22 / 4Q21 Comparison

($ in thousands)

Salaries and employee benefits	+$2,112	8%
Data processing and software expense	+$324	12%
Professional and regulatory fees	+$141	5%
Occupancy and equipment	+$119	3%
Marketing	($256)	-18%
Other	($819)	-18%
Total	+$1,621	8.0%

- Salaries and employee benefits increased $2.1 million, or 8%, primarily due to a $1.2 million increase in FICA taxes, a $572 thousand increase in employee stock-based compensation[1] and a $531 thousand increase in salaries as a result of our continued investment in talent
- Other expenses decreased $819 thousand, or 18%, primarily due to a $409 thousand decrease in loan-related legal and collection expenses

1Q22 Noninterest Expense Composition



$45.9 MILLION
Salaries and employee benefits
60%
Occupancy and equipment
10%
Other
8%
Prof. and Reg. fees
7%
Data processing
6%
Amort. of Intangible
5%
3%
1%

[1] Includes $960 thousand of increased stock-based compensation associated with the vesting of 2019 awarded performance restricted stock units at 150% due to the Company performing at the top quartile of total shareholder return (as defined by the equity awards) which occurs once every 3 years subject to market conditions, offset by a decrease in share-based compensation associated with non-qualified stock options.

10

11 0.45% 0.35% 0.30% 0.26% 0.26% 0.31% 0.23% 0.20% 0.18% 0.17% 1Q21 2Q21 3Q21 4Q21 1Q22 Average cost of interest-bearing deposits Average cost of total deposits ◊ Total deposit balances increased $526.0 million, or 28.6% last quarter annualized (“LQA”), and increased $985.0 million, or 14% YOY ◊ Total deposit cost down 1 bp compared to 4Q21 due to pricing diligence and product mix ◊ Excluding MW and PPP loans, the loan to deposit ratio was 90.5% at March 31, 2022 $3,190 $3,276 $3,688 $2,172 $2,511 $2,766 $1,543 $1,577 $1,435 1 Q 2 1 4 Q 2 1 1 Q 2 2 Interest Bearing Non-Int Bearing Certificates & Time Deposits 47% 35% 18% $7,889 $7,364 $6,905 Deposit Growth LQA YOY Demand & Savings +50% +16% Non-Int Bearing +41% +27% Certificates and Time Deposits -36% -7% 11 ($ in millions) Cost of Interest-bearing Deposits and Total Deposits Deposit Composition

12 Capital Overview Capital Ratios 8.58% 9.84% 4Q21 1Q22 CET1 Tier 1 8.89% 10.14% 4Q21 1Q22 Regulatory Minimum + Capital Conservation Buffer 7.0% 8.5% TBVPS $16.34 $17.16 $17.53 $17.49 $18.51 1Q21 2Q21 3Q21 4Q21 1Q22 1Q22 Capital Action and Priorities TBVPS Main Drivers Capital Action ◊ Completed a common stock offering on March 8, 2022, with net proceeds of ~$153.8 million after deducting underwriting discounts and offering expenses Capital Priorities ◊ Support organic growth ◊ Provide attractive dividend ◊ Maintain strong debt ratings ◊ Strategic growth, including M&A Increases: + $1.46 Common Stock Offering + $0.59 Net Income + $0.06 Share Based Compensation Reductions: - $0.82 Other Comprehensive Income - $0.18 Dividend Payments - $0.13 RSU Vesting's

13 1 Past due loans exclude purchased credit deteriorated loans that are accounted for on a pooled basis and non-accrual loans. 2 Total loans excludes Loans Held for Sale, MW and PPP loans. 1Q21 2Q21 3Q21 4Q21 1Q22 0.00% 0.10% 0.20% 0.30% 0.40% 30-59 Past Due 60-89 Past Due 90+ Past Due Asset Quality and ACL 1Q21 2Q21 3Q21 4Q21 1Q22 Originated $18 $1,269 $120 $2,921 $- Acquired $130 $4,124 $5,652 $9,747 $4,769 ($ in thousands) ($ in millions) $418.1 $388.5 $373.4 $347.7 $329.5 1Q21 2Q21 3Q21 4Q21 1Q22 $100 $200 $300 $400 $500 Criticized Loans ($ in millions, excludes PCD loans and gross loan balances) Past Due Trend1 % of Total Loans2 ACL / Total Loans2 Net Charge-offs Totals: $22,637 $10,017 $16,508 $9,997 $16,921 Quarterly Criticized Loans (21%) 5 177 ($408) $1,487 4Q21 Charge-offs Individual Analysis Qualitative Factors Performance, Economic Factors and Net Growth 1Q22 ACL/ Loans, exc. MW and PPP 1.15% 1.02%

Investment in Talent

Ongoing investment in talent for continued growth in 1Q22 and further diversification

Production Team (+10)

Position	Location	Month Hired
Treasury Sales Director	Dallas	January
North Avenue Capital Commercial Banker	Florida	January
Portfolio Analyst I	Dallas	February
SVP, Sponsored Finance Banker	Dallas	February
Commercial Bank Lender	Dallas	March
Sr. Client Production Manager	Dallas	March
SVP, Commercial Banker	Dallas	March
Syndicated Finance Analyst	Dallas	March
Lending Assistant	Dallas	March
Commercial Banking Portfolio Manager	Dallas	March

Credit Support (+1)

Position	Location	Month Hired
EVP, Executive Credit Officer	Dallas	March

Branch Banking (+2)

Position	Location	Month Hired
Community Bank Center Manager	Dallas	March
Banking Center Manager	Houston	March

Delivery Support (+2)

Position	Location	Month Hired
Core Systems Manager	Dallas	March
Strategic Business Process Leader	Dallas	March

Corporate Support (+4)

Position	Location	Month Hired
Director, Third Party Risk & Model Risk Governance	Dallas	January
HR/Talent Business Partner	Dallas	March
VP, Accounts Payable Manager	Dallas	March
Deposit Operations Process Manager	Dallas	March

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4/26/2022 154/26/2022 15 TRUTH | INTEGRITY | TRANSPARENCY | TRUTH IN TEXAS BANKING Supplemental Information

16 Reconciliation of Non-GAAP Financial Measures 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Tangible Common Equity Total stockholders' equity $ 1,447,996 $ 1,315,079 $ 1,284,160 $ 1,272,907 $ 1,233,808 Adjustments: Goodwill (404,452) (403,771) (370,840) (370,840) (370,840) Core deposit intangibles (45,560) (47,998) (50,436) (52,873) (55,311) Tangible common equity $ 997,984 $ 863,310 $ 862,884 $ 849,194 $ 807,657 Common shares outstanding 53,907 49,372 49,229 49,498 49,433 Book value per common share $ 26.86 $ 26.64 $ 26.09 $ 25.72 $ 24.96 Tangible book value per common share $ 18.51 $ 17.49 $ 17.53 $ 17.16 $ 16.34 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Tangible Common Equity Total stockholders' equity $ 1,447,996 $ 1,315,079 $ 1,284,160 $ 1,272,907 $ 1,233,808 Adjustments: Goodwill (404,452) (403,771) (370,840) (370,840) (370,840) Core deposit intangibles (45,560) (47,998) (50,436) (52,873) (55,311) Tangible common equity $ 997,984 $ 863,310 $ 862,884 $ 849,194 $ 807,657 Tangible Assets Total assets $ 10,453,680 $ 9,757,249 $ 9,572,300 $ 9,349,525 $ 9,237,510 Adjustments: Goodwill (404,452) (403,771) (370,840) (370,840) (370,840) Core deposit intangibles (45,560) (47,998) (50,436) (52,873) (55,311) Tangible Assets $ 10,003,668 $ 9,305,480 $ 9,151,024 $ 8,925,812 $ 8,811,359 Tangible Common Equity to Tangible Assets 9.98% 9.28% 9.43% 9.51% 9.17% As of (Dollars in thousands, except per share data) (Dollars in thousands) As of

17 Reconciliation of Non-GAAP Financial Measures 3/31/2022 12/31/2021 9/30/2021 6/30/2021 3/31/2021 Net income available for common stockholders adjusted for amortization of core deposit intangibles Net income $ 33,470 $ 41,506 $ 36,835 $ 29,456 $ 31,787 Adjustments: Plus: Amortization of core deposit intangibles 2,438 2,438 2,438 2,438 2,447 Less: Tax benefit at the statutory rate 512 512 512 512 514 Net income available for common stockholders adjusted for amortization of core deposit intangibles $ 35,396 $ 43,432 $ 38,761 $ 31,382 $ 33,720 Average Tangible Common Equity Total average stockholders' equity $ 1,357,448 $ 1,301,676 $ 1,290,528 $ 1,254,371 $ 1,224,294 Adjustments: Average goodwill (404,014) (393,220) (370,840) (370,840) (370,840) Average core deposit intangibles (47,158) (49,596) (52,043) (54,471) (56,913) Average tangible common equity 906,276 858,860 867,645 829,060 796,541 Return on Average Tangible Common Equity (Annualized) 15.84% 20.06% 17.72% 15.18% 17.17% For the Quarter Ended (Dollars in thousands)

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands)				
Operating Earnings					
Net income	$ 33,470	$ 41,506	$ 36,835	$ 29,456	$ 31,787
Plus: Severance payments[1]	-	-	-	627	-
Plus: Loss on sale of securities available for sale, net	-	-	188	-	-
Less: Thrive PPP loan forgiveness income[2]	-	-	1,912	-	-
Plus: Merger and acquisition expenses	700	826	-	-	-
Operating pre-tax income	34,170	42,332	35,111	30,083	31,787
Less: Tax impact of adjustments	156	(78)	39	131	-
Plus: Nonrecurring tax adjustments[3]	-	-	-	-	426
Operating earnings	$ 34,014	$ 42,410	$ 35,072	$ 29,952	$ 32,213
Weighted average diluted shares outstanding	51,571	50,441	50,306	50,331	49,998
Diluted EPS	$ 0.65	$ 0.82	$ 0.73	$ 0.59	$ 0.64
Diluted operating EPS	$ 0.66	$ 0.84	$ 0.70	$ 0.60	$ 0.64

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[3] A nonrecurring tax adjustment of $426 thousand recorded in the first quarter of 2021 was due to a true-up of a deferred tax liability.

18

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands)				
Pre-Tax, Pre-Provision Operating Earnings					
Net Income	$ 33,470	$ 41,506	$ 36,835	$ 29,456	$ 31,787
Plus: Provision for income taxes	8,102	10,697	9,195	7,837	8,993
Plus: (Benefit) provision for credit losses and unfunded commitments	(7)	(4,389)	(448)	577	(570)
Plus: Severance payments[1]	-	-	-	627	-
Plus: Loss on sale of securities, net	-	-	188	-	-
Less: Thrive PPP loan forgiveness income[2]	-	-	1,912	-	-
Plus: Merger and acquisition expenses	700	826	-	-	-
Net pre-tax, pre-provision operating earnings	$ 42,265	$ 48,640	$ 43,858	$ 38,497	$ 40,210
Average total assets	$ 9,998,922	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271
Pre-tax, pre-provision operating return on average assets[3]	1.71%	1.97%	1.85%	1.66%	1.82%
Average Total Assets	$ 9,998,922	$ 9,788,671	$ 9,385,470	$ 9,321,279	$ 8,941,271
Return on average assets[3]	1.36%	1.68%	1.56%	1.27%	1.44%
Operating return on average assets[3]	1.38%	1.72%	1.48%	1.29%	1.46%
Operating earnings adjusted for amortization of core deposit intangibles					
Operating earnings	$ 34,014	$ 42,410	$ 35,072	$ 29,952	$ 32,213
Adjustments:					
Plus: Amortization of core deposit intangibles	2,438	2,438	2,438	2,438	2,447
Less: Tax benefit at the statutory rate	512	512	512	512	514
Operating earnings adjusted for amortization of core deposit intangibles	$ 35,940	$ 44,336	$ 36,998	$ 31,878	$ 34,146

[1] Severance payments relate to branch restructurings made during the three months ended June 30, 2021.

[2] During the third quarter of 2021, Thrive's PPP loan with another bank was 100% forgiven by the SBA. As a result of our 49% investment in Thrive, the $1.9 million represents our portion of the PPP loan forgiveness. PPP fee income is not taxable and as such has no tax impact.

[3] Annualized ratio for quarterly metrics.

19

Reconciliation of Non-GAAP Financial Measures

	For the Quarter Ended				
	3/31/2022	12/31/2021	9/30/2021	6/30/2021	3/31/2021
	(Dollars in thousands)				
Average Tangible Common Equity					
Total average stockholders' equity	$ 1,357,448	$ 1,301,676	$ 1,290,528	$ 1,254,371	$ 1,224,294
Adjustments:					
Average goodwill	(404,014)	(393,220)	(370,840)	(370,840)	(370,840)
Average core deposit intangibles	(47,158)	(49,596)	(52,043)	(54,471)	(56,913)
Average tangible common equity	$ 906,276	$ 858,860	$ 867,645	$ 829,060	$ 796,541
Operating return on average tangible common equity[1]	16.08%	20.48%	16.92%	15.42%	17.39%
Efficiency ratio	52.84%	48.53%	47.55%	52.42%	49.62%
Net interest income	$ 73,040	$ 76,741	$ 71,276	$ 67,131	$ 65,635
Noninterest income	15,097	16,510	15,627	12,456	14,172
Plus: Loss on sale of securities available for sale, net	-	-	188	-	-
Less: Thrive PPP loan forgiveness income	-	-	1,912	-	-
Operating noninterest income	15,097	16,150	13,903	12,456	14,172
Noninterest expense	46,572	45,077	41,321	41,717	39,597
Less: Severance payments	-	-	-	627	-
Plus: Merger and acquisition expenses	700	826	-	-	-
Operating noninterest expense	$ 45,872	$ 44,251	$ 41,321	$ 41,090	$ 39,597
Operating efficiency ratio	52.05%	47.64%	48.51%	51.63%	49.62%

[1] Annualized ratio for quarterly metrics.

20

4/26/2022 214/26/2022 21 TRUTH | INTEGRITY | TRANSPARENCY First Quarter Earnings